THE MIDLAND BUILDING

LEASE

Between

250 East Broad Street Properties, LLC

(“Landlord”)

(“Tenant”)

Ohio Indemnity Company

August 11, 2008

LEASE SUMMARY

A.	Date of Execution	August 14, 2008
	of Lease:
B.	Landlord:	250 East Broad Street Properties, LLC
C.	Address of Landlord:	250 East Broad Street Properties, LLC
		250 East Broad Street, Suite 1250
		Columbus, Ohio 43215
D.	Tenant:	Ohio Indemnity Company
E.	Address of Tenant:	250 E. Broad Street – 7th Floor
		Columbus, OH 43215
F.	Building:	The office building located at 250 E. Broad Street in Columbus, Ohio 43215
G.	Leased Premises:	That portion of the Building outlined on Exhibit A and known as Suite 700.
		The leased premises contains 11,700 square feet of rentable space and are
		located on the 7th floor.
H.	Permitted Use:	General office use.
I.	Lease Term:	Seven (7) Years
J.	Commencement Date:	January 1, 2009
K	Termination Date:	December 31, 2015
L.	Full Service Rent:	Lease	PRSF	Monthly Full	Annual
		Period	Full Service Rent	Service Rent	Full Service Rent

		Year 1:	$16.00/SF	$15,600.00	$187,200

		Year 2:	$16.50	$16,087.50	$193,050

		Year 3:	$17.00	$16,575.00	$198,900

		Year 4:	$17.50	$17,062.50	$204,750

		Year 5:	$18.00	$17,550.00	$210,600

		Year 6:	$18.50	$18,037.50	$216,450

		Year 7:	$19.00	$18,525.00	$222,300

M.	Tenant Improvements:	Landlord will turnkey tenant improvements at its cost per the signed off
		drawings dated August 4, 2008

N.	Payment Due Dates:	All monthly installments of the Full
Service Rent shall be due and payable in
advance on or before the first
(1st) day of each calendar
month during the Lease Term.
O.	Security Deposit:	$15,600.00
P.	Real Estate Brokers:	CB Richard Ellis representing the Landlord.
CB Richard Ellis representing the Tenant.
Q.	Parking:	Tenant will have the right to the
following guaranteed reserved parking
spaces in the attached garage for the
initial term:
(24) spaces @ $100 /space/month
Parking shall increase $5.00 per space per
year during the term of this lease.
Tenant shall also have the temporary use
of an additional 11 spaces in the garage
at the aforementioned rates. Landlord
shall have the right to terminate the
temporary parking by giving tenant 90 days
notice.
R.	Proportionate Share:	5.25% (11,700/222,878)
S.	Rent Abatement:	Tenant will receive five (5) months of
full service rent abatement at the
beginning of this lease term.
T.	Storage:	Tenant shall have the right to lease its
existing storage space containing
approximately 1,600 sq. ft. on the
3rd floor of the building for
$933.33 per month. Landlord reserves the
right to relocate said storage at its cost
to other available storage in the building
should it come available. The size of any
such substitute storage space shall be
equal to or greater than the original
storage space. Tenant’s monthly storage
fee for the substitute storage space shall
remain the same.

LEASE
THE MIDLAND BUILDING
COLUMBUS, OHIO

THIS LEASE made as of this 11th day of August, 2008 (this “Lease”) between 250 East Broad Street Properties, LLC, (“Landlord”), and Ohio Indemnity Company, an Ohio Corporation, whose address is 250 East Broad Street, Columbus, OH 43215 (“Tenant”).

WITNESSETH:

Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to accept, the premises (the “Premises”) designated on the plan attached hereto as Exhibit A and commonly described as space on the seventh (7th) floor containing approximately 11,700 square feet of “Rentable Area” in the building known as The Midland Building (the “Building”) located on a parcel of land at the northeast corner of 5th Street and East Broad Street, in the City of Columbus, Franklin County, Ohio (the “Land”), subject to the terms and conditions of this Lease. Tenant shall also have the right to lease storage space (“Storage Space”) as described in the Lease Summary. During the Lease Term, Tenant shall have the nonexclusive right to use all areas in and around the Building made available from time to time by Landlord for the common use of the occupants of the Building (“common areas”).

In consideration thereof, Landlord and Tenant covenant and agree as follows:

1. TERM.

The term of this Lease (the “Term”) shall commence on January 1, 2009 (the “Commencement Date”) and end on December 31st, 2015 (the “Termination Date”), unless sooner terminated (or extended) as provided herein.

2. FULL SERVICE RENT.

A. Full Service Rent. Tenant shall pay Full Service Rent in the amount set forth in the Lease Summary. All Rental payments due until this Lease shall be payable by the Tenant on the first (1st) day of every month to the Landlord as follows, or to such other place as Landlord shall from time to time designate. Notwithstanding anything to the contrary set forth in this Lease, Tenant will also receive rent abatement as set forth in the Lease Summary.

250 East Broad Street Properties, 250 E. Broad Street, Suite 1250, Columbus, Ohio 43215

B. Operating Expense Payments. Tenant shall pay its Proportionate Share of any increase in Operating Expenses over and above the Operating Expenses in the base year, subject, however, to the “cap” described below. Base year will be calendar year 2009.

Proportionate Share shall mean the percentage set forth in the Lease Summary, using the percentage calculated by dividing the rentable area of the Premises by the rentable area of the Building. Landlord represents and warrants that the rentable areas of the Building and Premises have been calculated in accordance with applicable BOMA standards.

“Cap” on Controllable Operating Expenses: The forgoing notwithstanding, the amount that Tenant shall be required to pay each year as its Proportionate Share of Controllable Operating Expenses in excess of base year Controllable Operating Expenses shall not increase by more than four percent (4%) over the amount payable therefor for the previous calendar year. Those expenses which are included within the definitions of “Operating Expenses” and “Controllable Operating Expenses” are set forth below. The amount payable by Tenant under this paragraph B as Tenant’s Proportionate Share of Operating Expenses in excess of base year Operating Expenses, after applying the “cap” on Controllable Operating Expenses described above, is sometimes referred to herein as Tenant’s “Operating Expense Payment(s).”

Beginning with calendar year 2010, Tenant shall pay Operating Expenses Payments monthly along with the Full Service Rent based upon Landlord’s estimate of the Operating Expenses which will be incurred during each calendar year during the Lease Term. Tenant’s Operating Expense Payments for the first calendar year of the Lease Term are included in the Full Service Rent for the first year. Landlord will use its best efforts to notify Tenant by the end of each calendar year during the Lease Term of the amount of Tenant’s estimated Operating Expense Payment for the upcoming calendar year.

As soon as reasonably practicable after the end of each calendar year (but no later than one hundred twenty (120) days after the end of such year), Landlord will deliver to Tenant a written operating expense statement, reasonably itemized, showing the actual Operating Expenses and actual Controllable Operating Expenses for such calendar year, the sum of the payments made by Tenant for such year as its estimated Operating Expenses Payments, and the amount of Tenant’s actual Operating Expenses Payments for such year. If the sum of the estimated Operating Expense Payments paid by Tenant during such calendar year exceeds Tenant’s actual Operating Expense Payments for such year, then Landlord will pay such excess amount to Tenant within thirty (30) days after the date on which the amount of such excess Operating Expense Payments are determined but in any event no later than 120 days after the end of such year; or if the Lease Term has ended, Landlord shall refund such excess amount to Tenant. If the sum of the estimated Operating Expense Payments paid by Tenant during such calendar year is less than Tenant’s actual Operating Expense Payments for such year, then Tenant will pay the deficiency to Landlord with thirty (30) days after Tenant’s receipt of Landlord’s written operating expense statement. If the Lease Term begins on a day other than January 1st or expires on a date other than December 31st, Tenant’s Operating Expense Payments for the first and last calendar year during which the Lease Term is in effect will be prorated to take into consideration the number of days during such calendar year in which the Lease Term is in effect.

Tenant will have the right, upon reasonable prior written notice to Landlord, to audit and inspect Landlord’s books and records with respect to Landlord’s computation of its Operating Expenses for any particular calendar year. Any such right of audit and inspection for a particular calendar year must be exercised, if at all, within one hundred twenty (120) days after Tenant’s receipt of Landlord’s operating expense statement for such calendar year. If Tenant fails to so exercise its audit and inspection right within such 120-day period, then its rights with respect to the subject calendar year will terminate for all purposes of this Lease. If any audit or inspection conducted by Tenant discloses an overage in the amount billed to Tenant over the amounts actually due from Tenant hereunder, then Landlord will reimburse Tenant: (a) for such overage; and (b) to the extent such overage exceeds five (5%) of the amount actually due from Tenant hereunder, for all reasonable out-of-pocket costs and professional fees incurred by Tenant in connection with its auditing and inspection of Landlord’s books and records. The reimbursements referred to in the immediately preceding sentence will be made by Landlord to Tenant within thirty (30) days after Landlord’s receipt of a detailed invoice identifying the amounts of such reimbursements. Except as otherwise expressly provided herein, Tenant will bear all costs associated with the auditing and inspection of Landlord’s books and records.

C. Definitions of Operating Expenses

(1) “Tenant’s Proportionate Share of Operating Expenses” shall mean a percentage factor, determined by dividing the rentable square footage contained in the Premises by the rentable square footage contained in the Building, multiplied by the amount of Operating Expenses.

(2) “Base Year” shall mean calendar year 2009.

(3) “Operating Expenses” shall mean those expenses paid or incurred by or on behalf of Landlord in respect to the operation of the Building, including without limitation, real estate taxes, utilities, maintenance, repairs, payroll, management fees, and janitorial services. Landlord shall provide janitorial services Monday through Friday with major holidays excepted. “Controllable Operating Expenses” shall mean all Operating Expenses excluding real estate taxes, utility costs, and insurance premiums.

The foregoing notwithstanding, the following items shall be excluded from Operating Expenses:

(a) The cost of any special service rendered to a tenant of the Building which is not rendered generally to the other tenants of the Building;

(b) Costs of initial improvements to, or initial alterations of, space leased or to be leased to any tenant of the Building for the sole benefit of such tenant, and the cost of correcting defects in the original construction of the Building;

(c) Costs and expenses incurred in connection with leasing space in the Building, such as leasing commissions, tenant allowances, space planner fees, advertising and promotional expenses, legal fees for the preparation of leases, and rent payable with respect to any leasing office;

(d) Costs of capital improvements to the building;

(e) Principal or interest payments on loans secured by mortgages on the Building or on the Lot, and any rental under any ground or underlying lease or leases of the Building;

(f) Interest or penalties for late payments by Landlord, except to the extent resulting from a default by Tenant;

(g) The cost of repairing or restoring any substantial portion of the Building damaged by fire or other casualty to the extent such casualty is customarily insured against by landlords of office buildings of similar size, age and construction in the same urban area;

(h) The cost of repairs, alterations or replacements required as a result of the exercise of any right of eminent domain;

(i) The cost of items and services which are reimbursable by Tenant or other tenants of the Building or which are paid directly by Tenant or other tenants to third persons, and any other costs for which Landlord received reimbursement;

(j) Costs incurred in advertising and promotional activities for the Building;

(k) Costs of performing any clean up, remediation, evaluation or other costs associated with Hazardous Materials (as defined below) at the Project;

(l) Costs associated for collection of rent from other tenants AFTER they have defaulted on their lease payment or any other costs incurred by Landlord in connection with the enforcement of leases against the tenants of the Building, including without limitation legal fees and arbitration and mediation costs; and

(m) Depreciation.

If the Building is only partially occupied during any calendar year, Landlord shall estimate the Operating Expenses for the calendar year as if the Building were at least ninety-five percent (95%) occupied.

If Landlord is permitted by a taxing authority to pay real estate taxes or assessments in installments, then, for purposes of this section, Landlord shall be deemed to have elected to pay the taxes and assessments in installments over the longest time period permitted, and the amount of such taxes and assessments included in Operating Expenses for any given year shall be the sum of such installments allocable to such year.

3. USE OF THE PREMISES.

A. Reserved Areas. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells outside Tenant’s finished space, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant’s exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

B. Permitted Use. Tenant shall use and occupy the Premises for any general office purpose and incidental related purposes consistent with the operation of a first-class office building in Columbus, Ohio.

C. Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law or in any manner that would create any nuisance or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire Term of this Lease. Tenant represents and warrants that, on the Commencement Date, the Premises and Building will be in compliance with all applicable laws.

D. Hazardous Materials. Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials (as defined hereinafter) in, on, under, around or above the Premises, the Building or the Land, now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup in connection with the existence of Hazardous Materials on the Premises caused by Tenant during the Term hereof. The term “Hazardous Materials”, when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Columbus or any other local governmental authority, the State of Ohio, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resource Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising by, through or under Tenant, its agents, employees, contractors, servants and invitees and out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials caused by Tenant that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant’s obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease. Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, on the Commencement Date, there shall be no Hazardous Materials at the Premises or elsewhere at the Project.

4. POSSESSION.

A. Possession of the Premises shall be tendered to Tenant by Landlord on the Commencement Date provided Landlord has substantially completed its express obligations set forth in the Work Letter attached hereto as Exhibit [B] and made a part hereof (the “Work Letter”). If Landlord is unable to complete substantially such obligations by the specified Commencement Date or Landlord is unable to tender possession on such date by reason of the holding over or retention of possession by any tenant or occupant, this Lease shall nevertheless continue in force and effect, but the Commencement Date shall be delayed until such time as such obligations of Landlord are substantially completed or Landlord has tendered possession, as the case may be, and Landlord shall have no other liability whatsoever on account of such delay. However, there shall be no postponement of the Commencement Date to the extent that Landlord’s obligations are not substantially completed because of any delays caused by Tenant as described in the Work Letter. Landlord’s obligations shall not be deemed incomplete if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. The determination of Landlord’s architect or interior space planner for the Building shall be final and conclusive on Tenant as to whether such obligations have been substantially completed.

B. If Landlord’s obligations to improve the Premises, if any, are substantially completed prior to the Commencement Date and Landlord and Tenant agree, without in any way being bound to so agree, Tenant may take possession of the Premises or part thereof prior to the Commencement Date. In such event, all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as of the date when Tenant took possession and Tenant shall pay Full Service Rent at the initial annual rate stated herein, without abatement, prorated for the period of such occupancy prior to the Commencement Date. If less than the whole Premises are occupied and the unoccupied portions have not been substantially completed due to the fault of Landlord. Rent shall also be prorated based on the percentage the occupied portion comprises the full Premises.

C. Under no circumstances shall the occurrence of any of the events described in this Section be deemed to accelerate or defer the Termination Date.

D. The Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, except as to defects contained on a punch list to be prepared and signed by Landlord and Tenant based on an inspection made prior to the date on which Tenant takes possession of such portion of the Premises and except for defects not reasonably discoverable upon an ordinary inspection of the Premises; provided, however, that if the Premises are not available to Tenant for such inspection prior to the date on which Tenant takes possession, such punch list shall be prepared and signed by Landlord and Tenant within seven (7) days after Tenant takes possession of such portion of the Premises. Landlord shall promptly correct all defects noted on such agreed punch list. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

5. SERVICES.

A. Landlord’s Repair and Maintenance. Subject to the condemnation and casualty provisions contained in this Lease and except as otherwise expressly provided herein, Landlord will maintain and repair the common areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, the parking garage, the roof and structure of the Building, and the walkways, driveways, and landscaped areas at the Project, if any, in reasonably good order and condition. Landlord shall maintain the Building in a first-class condition comparable to other Class A office buildings in the area in which the Building is located.

B List of Services. Landlord will furnish the Premises with services, including without limitation:

(1) electricity for lighting and the operation of low-wattage office machines (such as desktop calculators, personal computers and photocopy machines) during Business Hours, although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design;

(2) heat and air conditioning reasonable required for the comfortable occupation of the Premises during Business Hours;

(3) access and elevator service (at least one passenger elevator shall be in service 24 hours day/7 days per week);

(4) lighting replacement during Business Hours (for building standard lights, but not for any special Tenant lights, which will be replaced at Tenant’s sole cost and expense);

(5) restroom supplies;

(6) window washing with reasonably frequency, as determined by Landlord; and

(7) daily cleaning service on weekdays, (in accordance with Exhibit C, which is attached hereto).

As used herein, “Business Hours” means 8:00 am to 5:00 pm Mondays through Fridays.

Tenant’s Computer Server Room: With reference to subparagraph B(2) above, Landlord, at no additional expense to Tenant, shall maintain the temperature in Tenant’s computer server room at 72° F or cooler (but no colder than 60° F) on a 24 hour/day, 7 days/week basis.

Landlord may provide, but will not be obligated to provide, any such services (except access and elevator service) on holidays or weekends. Electricity will be available to the Premises and will, at Landlord’s option, be separately metered or directly sub metered for the Premises. The cost of electricity at such secondary rates as applicable will be due and payable by the Tenant as billed during the Term of this Lease. There shall be a minimum of one (1) security guard on site at all times and security guard in the garage during business hours. There shall provide a card access system to the garage, building elevators, and building exterior for after hour accessibility.

Tenant will have the right to purchase the use during Business Hours and non-Business Hours the services described in clauses (b) (1) and (2) in excess of the amounts Landlord has agreed to furnish so long as:

(1) Tenant gives Landlord reasonable prior written notice of its desire to do so;

(2) the excess services are reasonably available to Landlord and to the Premises; and

(3) Tenant pays as Additional Rent (at the time the next payment of Monthly Rent is due) the cost of such excess service charged by Landlord from time to time for providing such additional or excess services.

C. Tenant’s Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building’s air conditioning system, Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent. If Landlord reasonably believes that Tenant is using more power than normal business usage then Tenant may be billed extra service charges.

D. Limitation on Liability. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord’s sole opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Unless caused by the willful acts of Landlord, its employees, agents or contractors or Landlord’s breach of this Lease, Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant’s obligations under this Lease.

6.	TENANT CARE OF PREMISES:

Tenant will maintain the Premises (including Tenant’s equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any damage to the Premises. All damage or injury to the Premises, the Project, or the fixtures, appurtenances, and equipment in the Premises or the Project that is caused by Tenant, its agents invitees or employees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. Such expense (plus 15% of such expense for Landlord’s overhead) will be collectible as Additional Rent and will be paid by Tenant within 10 days after delivery of the statement for such expense.

7. ADDITIONS AND ALTERATIONS

Tenant shall not, without the prior written consent of Landlord (not to be unreasonably withheld), make any alterations, improvements or additions to the Premises. Landlord’s refusal to give said consent shall be conclusive. If Landlord consents to said alterations, improvements or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and “as-built” drawings or an accurately marked record set of drawings showing the actual location of said alterations, improvements and additions. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to the Commencement Date, shall be done at Tenant’s expense by employees of, or contractors hired by, Landlord except to the extent Landlord gives its prior written consent to Tenant’s hiring its own contractors (which consent shall not be unreasonably withheld, except that Landlord may arbitrarily withhold consent in cases involving Building systems such as plumbing, HVAC and electrical). Tenant shall promptly pay to Landlord or the Tenant’s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work forthwith upon being billed for the same. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials all in form satisfactory to Landlord. Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to this Section shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

8. COVENANT AGAINST LIENS.

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching, or claim thereof being asserted, Tenant covenants and agrees to cause it to be immediately released and removed of record. In the event that such lien is not released and removed within thirty (30) days, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney’s fees) incurred by Landlord in connection with such lien.

9. INSURANCE.

A. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, or which would be covered if insurance required hereunder were in effect. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

B. Coverage. Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

(1) Commercial general liability insurance, naming Landlord and Landlord’s management agent as additional insureds, covering any liability for bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than:

Bodily Injury Liability	$2,000,000 each occurrence $2,000,000 annual aggregate
Personal Injury Liability	$2,000,000 annual aggregate
Property Damage Liability	$1,000,000 each occurrence $1,000,000 annual aggregate

(2) Physical damage insurance covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance.

(3) To the extent applicable, “dram-shop” insurance or host liquor liability insurance naming Tenant, Landlord, Landlord’s beneficiary and Landlord’s management agent covering any liability that might arise from the sale, provision or use of alcoholic beverages by Tenant on the Premises in an amount reasonably satisfactory to Landlord from time to time in light of statutory limits.

Tenant shall, prior to the Commencement Date, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten days prior written notice to Landlord and Tenant.

C. Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Section, any insurance premium is increased, Tenant shall make immediate payment of the increased insurance premium upon demand by Landlord or if insurance coverage is jeopardized, Landlord shall have the option to terminate this Lease by written notice to Tenant.

D. Landlord’s Insurance. Landlord shall insure the Building on an “all risks” of physical loss or damage basis, in an amount equivalent to the full replacement cost of the Building, and shall maintain commercial general liability insurance as is customarily maintained by landlords of first class office buildings in downtown Columbus, Ohio. These insurance provisions shall in no way limit or modify Tenant’s obligations under the provisions of this Lease. All insurance premiums on such policies and the deductible portion of any claims thereunder shall be included in Operating Expenses.

10. FIRE OR CASUALTY.

A. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable and if such damage is covered by Landlord’s insurance, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but shall not be obligated to expend therefore an amount in excess of the proceeds of insurance recovered with respect thereto. If any such damage renders all or a substantial portion of the Premises or Building untenantable or if such damage is uninsured and not covered by customary fire and extended coverage insurance or if any damage by fire or other casualty occurs within two (2) years of the Termination Date which renders all or a substantial portion of the Premises untenantable, Landlord and Tenant shall each have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant’s possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other party at any time within one hundred twenty (120) days after the date of such damage. If the Lease is no so terminated, Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

B. Landlord shall repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term. Landlord shall have no further obligation pursuant to this Lease to repair or restore any alterations, additions or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant’s sole cost and expense subject to all of the provisions of Section 7 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations which would become Landlord’s property upon the termination of this Lease.

11. WAIVER OF CLAIMS — INDEMNIFICATION.

To the extent not prohibited by law, Landlord and Landlord’s partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening or any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind; provided however, that the provisions of this section shall not excuse Landlord for liability for damage or loss resulting from the willful acts of Landlord, its employees, agents or contractors. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and Landlord’s beneficiary and their respective partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or acts of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees while within the Premises.

12. NONWAIVER.

No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION.

A. In the event all or substantially all of the Building or the Premises is taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as “condemnation”), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord’s judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord’s option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant. In the event that a portion, but less than substantially all, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and, unless Landlord exercises its option to terminate this Lease set forth in this Section, this Lease shall remain in full force and effect as to the remainder of the Premises. In the event of termination of this Lease pursuant to the provisions of this Section, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

B. All compensation awarded or paid upon a condemnation of any portion of the Building shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

C. If any portion of the Land other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In any event of any such condemnation of any portion of the Land other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of the award.

14. ASSIGNMENT AND SUBLETTING.

A. Subject to any provisions of this Section to the contrary, Tenant shall not, without the prior written consent of Landlord (not to be unreasonably withheld), (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant’s interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant’s interest in this Lease. The term “sublease” and all words derived therefrom, as used in this Section, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord’s consent to any assignment, subletting or transfer or Landlord’s election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord’s consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder.

B. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease a written notice which includes:

(1) all documentation then available related to the proposed sublease or assignment (copies of final executed documentation to be supplied on or before the effective date); and

(2) sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee.

C. If Landlord does not terminate this Lease, in whole or in part, it may, nevertheless withhold its consent to such assignment or subletting if:

(1) in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business or attracts a volume, frequency or type of employee or visitor which is not in keeping with the standards maintained by Landlord in the Building or that will impose an excessive demand on or use of the facilities or services of the Building;

(2) in the reasonable judgment of Landlord the subtenant or assignee does not have a financial condition comparable to other tenants in the Building;

(3) in the reasonable judgment of Landlord the purpose for which the subtenant or assignee intends to use the subleased space is in violation of the terms of this Lease or the lease of any other tenant in the Building which prohibits such use;

(4) the subtenant or assignee is a governmental authority or agency or an organization or persons enjoying sovereign or diplomatic immunity; or

(5) such assignment or subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Land.

D. In addition to withholding its consent, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet, whether by requesting Landlord’s consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord’s written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord’s notice of termination to Tenant.

E. In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord’s consent, if Landlord so elects to consent, Tenant shall pay to Landlord its reasonable attorneys’ fees and other reasonable costs and expenses incurred by Landlord in connection with such assignment or sublease plus any profit derived by Tenant from such assignment or sublease. Tenant shall furnish Landlord with a statement certified by an independent certified public accountant, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder for the Premises so assigned or sublet realized by reason of such assignment or sublease shall be deemed an item of such profit payable to Landlord. If a part of the consideration for such assignment or sublease shall be payable other than in cash, the payment to Landlord shall shall be payable in accordance with the foregoing percentage of the cash and other non cash considerations in such form as is satisfactory to Landlord. Such profits shall be paid to Landlord promptly by Tenant upon Tenant’s receipt of such excess rent from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be the fair market value of such assignment or the fair market rental for such sublease, as reasonably determined by Landlord.

F. Tenant acknowledges that this Lease is a lease of nonresidential real property and, therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively “the Trustee”) in any proceeding under Title 11 of the United States Bankruptcy Code relating to bankruptcy, as amended, or under any similar federal or state statute (collectively, the “Bankruptcy Code”), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person who shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the bankruptcy court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

The Trustee shall have the right to assume Tenant’s rights and obligations under this Lease only if the Trustee: (i) promptly cures, or provides adequate assurance that the Trustee will promptly cure, any default under this Lease; (ii) compensates, or provides adequate assurance that the Trustee will promptly compensate, Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant’s default under this Lease; and (iii) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that (a) the Trustee or any proposed assignee of this Lease shall deliver to Landlord a security deposit in an amount equal to at lease three (3) months’ Rent accruing under this Lease and (b) any proposed assignee of this Lease shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as to the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months’ Rent accruing under this Lease, or in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee’s obligations under this Lease, which guarantor shall provide an audited financial statement meeting the above requirements of this clause (b) and execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

The parties agree that for the purposes of the Bankruptcy Code relating to (i) the obligation of the Trustee to provide adequate assurance that the Trustee will “promptly” cure defaults and compensate Landlord for actual pecuniary loss, the word “promptly” shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for “actual pecuniary loss,” the term “actual pecuniary loss” means, in addition to any other provisions contained herein relating to Landlord’s damages upon default, payments of Rent, including interest at the interest rate on all unpaid Rent, all attorneys’ fees and related costs of Landlord incurred in connection with any default of Tenant and in connection with Tenant’s bankruptcy proceedings.

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

G. Tenant shall pay to Landlord its reasonable attorney’s fees and other reasonable costs and expenses incurred by Landlord in reviewing the documentation and determining whether to consent to any proposed sublease or assignment, regardless of whether Landlord consents or does not consent.

H. Notwithstanding anything in this Section to the contrary, Tenant shall have the right, upon ten (10) days’ prior written notice to Landlord, (a) to sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant with Tenant; or (b) to assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant’s assets and property; provided that (i) such successor corporation or entity assumes all of the obligations and liabilities of Tenant and shall have net worth at least equal to the net worth of Tenant as of the date of this Lease, as determined by generally accepted accounting principles, and (ii) Tenant provides in its notice to Landlord the information required in this Section. For the purpose hereof “control” shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

15. SURRENDER OF POSSESSION.

All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant (excluding Tenant’s trade fixtures, equipment and other personal property of Tenant), shall without compensation to Tenant become Landlord’s property at the termination of this Lease by lapse of time or otherwise and shall be relinquished to Landlord in good condition, ordinary wear and tear excepted. Upon the expiration of the Term or upon the termination of Tenant’s right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear excepted. Tenant shall not be required to remove any alterations, improvements or additions to the Premises unless, as a condition of obtaining Landlord’s consent to the making of such alterations, improvements or additions, Landlord notified Tenant in writing that the same must be removed at the end of the Lease Term. Prior to the termination of the Term or of Tenant’s right of possession Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant’s movable property on the Premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal. If Tenant shall fail or refuse to remove any property which it is required to remove from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant’s expense may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

16. HOLDING OVER.

Tenant shall pay to Landlord an amount as Rent equal One Hundred Fifty Percent (150%) of one-twelfth of the Full Service Rent, plus one-twelfth of the Additional Rent payable by Tenant during the previous Calendar Year herein provided, during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of the Term or of Tenant’s right of possession, whether by lapse of time or otherwise, and also shall pay all direct damages sustained by Landlord on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, any such holding over for a period of more than sixty (60) days shall constitute a renewal of this Lease for a period of one (1) year at the greater of the fair market rental for the Premises, as reasonably determined by Landlord, or the Full Service Rent during the preceding year and the Additional Rent that would be applicable for such year if the Term were one year longer. Under no circumstances will holdover be considered a renewal unless Landlord exercised above option.

17. ESTOPPEL CERTIFICATE.

Tenant agrees that, from time to time upon not less than ten (10) business days’ prior request by Landlord, Tenant, or Tenant’s duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying to the best of such person’s knowledge (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit [E] and made a part hereof, or as may be requested by Landlord, it being intended that any such statement may be relied upon by any prospective assignee of any tenant of the Building, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgagee thereof, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord’s interest in the Land and/or Building. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) business days after demand in writing, Tenant shall be considered in default under this Lease.

18. OBLIGATIONS TO MORTGAGEES.

A. Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidation and replacements thereof, and to all advances made or hereafter to be made upon the security thereof; provided however that the subordination of this Lease to future ground leases or mortgages shall be conditioned upon Tenant’s receipt of a commercially reasonable subordination, non-disturbance and attornment agreement from the holder of such ground lease or mortgage. Tenant shall at Landlord’s request execute such further instruments or assurances as Landlord may deem necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant’s interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Land or Building and such liability shall not continue or survive after further transfer of ownership; and (ii) upon the request of the mortgagee, trustee or ground lessor, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any mortgage or the ground lessor, by executing such instruments as may be required by the mortgagee, trustee or ground lessor.

B. Notice to Landlord and Mortgagee. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease, Tenant will not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant, and (ii) a reasonable period of time, in light of the time required to effect a remedy and of the impact of the act or omission on Tenant’s business operations on the Premises, for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

19. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

A. To change the name or street address of the Building.

B. To install, affix and maintain any and all signs on the exterior or interior of the Building.

C. To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable for the conduct of Tenant’s normal business. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage or entry upon the Premises and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

D. To furnish door keys or magnetic cards for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for Landlord’s access to the Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault. Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

E. To designate and approve all window coverings used in the Building.

F. To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate, machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant’s property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

G. To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

H. To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

I. To show the Premises to prospective tenants at reasonable times and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

J. To enter the Premises at any reasonable time and upon reasonable prior notice to Tenant to inspect the Premises (except that prior notice shall not be required in an emergency).

K. To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefore, Tenant agrees to obtain its requirements, if any, therefore from Landlord or under any such contract, provided that the services and charges therefor are reasonable.

L. To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant’s right to admittance to the Premises under such regulations as Landlord may prescribe from time to time, which may include, but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to, the requiring of identification from Tenant’s employees, agents, clients, customers, invitees, visitors and guests.

M. To close the Building in the event of a public emergency or upon the order of a public authority with competent jurisdiction to do so.

20. RULES AND REGULATIONS.

Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit [D] and made a part hereof. Landlord shall have the right from time to time to prescribe additional reasonable rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease upon delivery thereof to Tenant. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant. Landlord shall enforce the rules and regulations uniformly against all occupants of the Building.

21. LANDLORD’S REMEDIES.

If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform, and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of its appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as they mature, or if Tenant shall abandon or vacate the Premises during the Term (herein, a “default”) then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

A. Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages, for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rent for the Premises, after deduction of all anticipated expenses of reletting, for said period. For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Termination Date. Should the present value of the fair market rent for the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

B. Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same (except to the extent required by applicable law) for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term as such Rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations area additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefore from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

In addition to all other damages, in either case (i) or (ii) above, Tenant hereby acknowledges that any abatement of Full Service Rent at the beginning of the Term, any allowance provided by Landlord to or for the benefit of Tenant and all commissions paid by Landlord in connection with this Lease (collectively, the “Incentives”), have been provided by Landlord upon the express condition that Tenant shall not default in the payment of Rent during the Term. If Tenant does default in the payment of Rent hereunder, then Landlord shall be entitled to recover as damages, an amount equal to the unamortized portion of the Incentives. The Incentives will be amortized evenly over the Term, with interest at l2%, as if the sum of the Incentives were the principal balance of a mortgage loan for such period at such interest rate being repaid in equal monthly installments of principal and interest.

22. EXPENSES OF ENFORCEMENT.

Either party hereto shall pay to the other (the “Prevailing Party”), upon demand, all costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by the Prevailing Party, incurred in successfully enforcing the other party’s obligations hereunder. Tenant shall pay upon demand all Landlord’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord’s fault to become involved or concerned.

23. COVENANT OF QUIET ENJOYMENT.

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

24. SECURITY DEPOSIT.

Tenant hereby deposits with Landlord the sum of Fifteen Thousand six hundred Dollars ($15,600.00) (hereinafter referred to as “Collateral”), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder.

A. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Section 21. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within thirty (30) days after the written demand therefore is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount.

B. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest within ten days after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Section or otherwise with respect to the Collateral.

C. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. Upon such transfer or assignment and the transferee’s assumption of Landlord’s obligations hereunder with respect to the Collateral, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

25. REAL ESTATE BROKER.

Tenant represents that Tenant has dealt with (and only with) CB Richard Ellis, Inc. as brokers in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord, its beneficiaries or its partners, and any of its or their employees, agents, legal representatives, officers, partners, successors or assigns harmless from and against any claims made by any broker or finder other than the brokers named above for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder.

26. MISCELLANEOUS.

A. Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

B. Interest. All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the Applicable Rate.

C. Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or other entities or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

D. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 14 hereof.

E. Lease Contains All Terms. All of the representations and obligations of Landlord and Tenant are contained herein and in all Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant unless in writing signed by Landlord and Tenant or by their duly authorized agents empowered by a written authority signed by Landlord or Tenant, as the case may be.

F. Delivery for Examination. Submission of the Lease for examination shall not bind Landlord or Tenant in any manner, and no Lease or obligations of the Landlord or Tenant shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

G. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

H. Modification of Lease. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Landlord or Tenant hereunder, Tenant shall, upon Landlord’s request, execute appropriate instruments effecting such modifications. Landlord shall pay to Tenant its reasonable attorney’s fees and other reasonable costs and expenses incurred by Tenant in connection therewith.

I. Substitution of Other Premises. At any time hereafter, but no more than once during the Term, Landlord may (upon thirty (30) days prior written notice) substitute for the entire Premises other premises in the Building (herein referred to as the “New Premises”) provided that the New Premises shall be usable for Tenant’s purpose and provided that Tenant’s existing telephone numbers are preserved; and if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay the reasonable out of pocket expenses of Tenant’s moving from the Premises to the New Premises and for improving the New Premises to that they are substantially similar to the Premises. The leasehold improvements to be constructed by Landlord in the New Premises shall be comparable in quality to the leasehold improvements in the Premises. Landlord shall pay all installation costs for Tenant’s computer cabling and phone lines. The usable area of the New Premises shall not be any smaller than the usable area of the Premises. If the New Premises are larger, rent payable hereunder shall remain the same as if such relocation had not occurred. The New Premises shall be functionally equivalent to the Premises in terms of layout and the number of work areas and offices and shall have no less than the number of offices with windows as the Premises. Landlord shall pay for new suite signage to replace Tenant’s then existing signage and for the cost of printing a reasonable supply of stationary bearing Tenant’s new suite number.

J. Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder arising after the date of such transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

K. Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

L. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

M. Captions. The captions of Sections and subsections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.

N. Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions,” if Landlord so elects, as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

O. Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

P. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

Q. Definition of Landlord and Tenant. All indemnities, covenants and agreements of Landlord and Tenant contained herein which inure to the benefit of Landlord and Tenant, respectively, shall be construed to also inure to the benefit of Landlord and Tenant and their respective successors and assigns.

R. Time of Essence. Time is of the essence of this Lease and each of its provisions.

S. Time for Performance. Whenever under the terms of this Lease the time for performance falls on a Saturday, Sunday or legal holiday universally recognized in the City of Columbus, such time for performance shall be on the next day that is not a Saturday, Sunday or legal holiday.

T. Governing Law. Interpretation of this Lease shall be governed by the laws of the State of Ohio.

U. Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

27. NOTICES.

All notices to be given under this Lease shall be in writing and (i) delivered personally (effective the day delivered), (ii) deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid (effective upon the earlier of actual receipt or three (3) business days after the date upon which such notice is deposited in the United States mail) or (iii) sent by reputable overnight courier (effective the business day following delivery to such courier), addressed as follows:

A. If to Landlord:

250 East Broad Street Properties, LLC

250 East Broad Street, Suite 1250

Columbus, Ohio 43215

Attention: Ken Romes

or to such other person or such other address designated by notice sent by Landlord to Tenant.

B. If to Tenant:

Ohio Indemnity Company

250 E. Broad Street, Suite 700

Columbus, Ohio 43215

Attention: President

or to such other person or such other address as is designated by Tenant in a notice to Landlord.

28. LIMITATION ON LANDLORD’S LIABILITY.

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, its beneficiaries or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord, its beneficiaries or its partners or any of its or their officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

LANDLORD:
250 East Broad Street Properties, LLC
By:	/s/ Dirk M. Cantrell

Name:	Dirk M. Cantrell Secretary/Treasurer
TENANT:
Ohio Indemnity Company

An Ohio corporation
By:	/s/ John S. Sokol

Name:	John S. Sokol

Its:	President

STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

The foregoing instrument was acknowledged before me this 14th day of August, 2008 by Dirk M. Cantrell, Secretary/Treasurer of 250 East Broad Street Properties, LLC, on behalf of the limited partnership.

/s/ Keith R. Kotowicz

Notary Public

STATE OF OHIO,
COUNTY OF      Franklin     , SS:

The foregoing instrument was acknowledged before me this 11th day of August, 2008 by      John S. Sokol     , the      President     of Ohio Indemnity Company, an Ohio corporation, on behalf of the corporation.

/s/ Tina Hawley

Notary Public

EXHIBIT A

FLOOR PLAN OF PREMISES

EXHIBIT [B]

WORKLETTER

TENANT CONSTRUCTION AGREEMENT

THE MIDLAND BUILDING

COLUMBUS, OHIO

This is the Tenant Construction Agreement referred to in the foregoing Lease (the “Lease”) wherein Ohio Indemnity Company (“Tenant”) has agreed to lease certain space from 250 East Broad Street Properties, LLC (“Landlord”) at The Midland Building, Columbus, Ohio. All capitalized terms used herein shall have the respective meanings assigned to them in the Lease or in this Agreement.

Landlord and Tenant agree as follows:

1. Landlord’s Work. Landlord, at Landlord’s sole cost and expense, will turnkey the improvements per the attached floorplan dated August 4, 2008 and per the Final Plans and Specifications (as defined below) (herein, “Landlord’s Work.”). Landlord’s Work shall include without limitation (i) the demolition of the existing improvements in the Premises; however, Landlord may retain any doors, partitions, ceiling systems and other salvageable materials and/or elements which could be incorporated into the Plans (as hereinafter defined), and (ii) leveling the floor of the Premises to acceptable tolerances. All standard ceiling and above work will be responsibility of Landlord. Any additional items requested by Tenant in writing that are not included in the Final Plans and Specifications will be at Tenant’s cost, provided that Landlord shall not install any such additional items until Tenant has approved of such costs in writing. Landlord shall complete Landlord’s Work in a good and workmanlike manner.

2. Plans. Tenant agrees to cause its interior space planner (the “Interior Space Planner”) to deliver to Landlord on or before August 11, 2008, singleline space plans for the Premises (“Preliminary Space Plans”).

Promptly after Landlord has approved the Preliminary Space Plans, Tenant shall work with Landlord’s designated architect in preparing architectural construction drawings (including (1) furniture plans showing details of space occupancy, (2) sprinkler locations, (3) reflected ceiling plans, (4) partition and door location plans, (5) electrical and telephone plans noting any special requirements, (6) fire safety systems, (7) detail plans and (8) finish plans and schedules) with the goal of providing such architectural construction drawings and specifications to Landlord on or before September 8, 2008.

All plans shall be subject to Landlord’s approval (not to be unreasonably withheld), and if Landlord does not approve the same, Landlord shall advise Tenant generally of the changes required in such plans, drawings and specifications so that they will meet Landlord’s approval. Tenant shall cause the Interior Space Planner to deliver to Landlord revised architectural drawings and specifications noting the changes.

The final plans and specifications, as approved by Landlord and Tenant, are sometimes referred to herein as the “Final Plans and Specifications”. Tenant represents to Landlord that Tenant has reviewed its needs with the Interior Space Planner and that Tenant has assured itself that the Plans can be delivered as hereinabove required. Tenant agrees to cooperate with the Interior Space Planner and to furnish to the Interior Space Planner all information requested by the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and delivered timely. Landlord shall bear the expense of all construction drawings and plans prepared by Landlord’s architect.

Tenant’s obligation to pay Rent under the Lease shall not commence until Landlord shall have substantially completed Landlord’s Work, provided, however, that the payment of Rent shall not be affected or deferred on account of any delay in substantially completing said work which results from:

(a) Tenant’s failure to comply with the time periods for submissions, reviews and approvals stated in paragraph 2 hereof; or

(b) The performance of any work by Tenant or any person, firm, or corporation employed by Tenant; or

(c) Tenant’s request for changes in the Final Plans and Specifications (notwithstanding Landlord’s approval of such changes) after issuance for bidding or construction; or

(d) Any default by Tenant or its agents in Tenant’s obligations under this Agreement.

3. Access by Tenant Prior to Completion of Landlord’s Work. Landlord will permit Tenant and Tenant’s agents, suppliers, contractors and workmen to enter the Premises prior to the completion of Landlord’s Work, provided that Tenant and its agents, contractors, workmen, and suppliers and their activities in the Premises and Building will not interfere with or delay the completion of Landlord’s Work and will not interfere with other activities of Landlord or occupants of the Building. Landlord shall have the right, on notice to Tenant, to cause Tenant or any such agent, contractor, workman or supplier to leave the Premises and the Building if Landlord determines that any such interference or delay has been or may be caused. Without limiting the foregoing, Tenant acknowledges that Landlord may, at its discretion, bar the entry of any such agent, contractor, workman or supplier if such entry would cause labor problems or labor disharmony at the Building. Tenant agrees that any such entry into the Premises shall be at Tenant’s own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property and Tenant agrees to protect, defend, indemnify and save harmless Landlord, its affiliates, beneficiaries, partners and their respective agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises. In addition, prior to the initial entry to the Premises by Tenant and by each contractor or subcontractor for Tenant, Tenant shall furnish Landlord with policies of insurance covering Landlord as an insured party with such coverages and such amounts as Landlord may then reasonably require in order to insure Landlord against liability for injury or death or damage to property of Landlord or its tenants by reason of such entry and any activity or work carried on in or about the Premises.

BUILDING RULES AND REGULATIONS
- AGREEMENT FOR CONSTRUCTION -

Project: Midland Building – General Improvements

Contractor/Sub-contractors, Suppliers, Material Men, etc., shall be advised of the following building rules and regulations concerning their proper conduct within the building. All referenced material, labor, services, taxes, after-hours costs, shipping, permits, fees or construction and/or other reference processes performed by Contractor, shall be hereinafter referred to as “Work.” When AIA Document A107 is the contract, the “Owner,” “Landlord” and “Building Management” may be one and the same.

It is the General Contractor’s responsibility to ensure everyone reads and understands these rules and regulations. Ignorance of same is not a waiver of liability or responsibility. Failure to comply with any of these rules may result in your contract being canceled and/or your people being asked to leave the job site. The General Contractor is ultimately responsible for the conduct of his Sub-contractors. The signature block on the last page of this Agreement shall act as the written approval and a representative of the Building Management has executed acceptance of all requirements after it.

Building Engineers on site are Lloyd Wickline and Troy Peters.

1. It is the intent of these Rules and Regulations to encompass all applicable labor material and equipment necessary to completely finish the Work described by Building Management in a workmanlike manner.

Where the Contractor wishes to make substitutions for items specifically called out on drawings, specifications, etc., Contractor shall submit in writing to the architect and/or Building Management: samples, technical data, performance data, etc., as required. Such material shall be submitted far enough in advance to allow time for review and written approval without causing delay in the Work. Any substitutions used without written approval shall be subject to rejection and replacement at Contractor’s expense. The entire system to which the substitution applies and all Work installed in connection with the substitution must function as a unit as originally intended.

Contractor shall pay for cost of any change in Work due to improper checking and coordination by Contractor. Contractor shall also be responsible for all additional costs in the re-coordination of trades and replacement of material.

2. If the Contractor defaults or persistently fails and/or neglects to carry out the Work and/or correct any Work rejected by the Building Management, in accordance with the Contract Documents and/or Building Rules and Regulations Agreement, the Owner, after twenty-four (24) hours written notice to the Contractor, without prejudice to any other remedy he may have, may make good such deficiencies. Owner may also deduct the cost thereof including compensation for additional services made necessary from the payment then or thereafter due the Contractor. The Owner may terminate the Contract and take possession of the site and of all materials, equipment, tools, construction equipment and machinery thereon owned by the Contractor and finish the Work by whatever method he deems expedient. If the remaining balance of the Contract Sum is greater than the expense of finishing the Work, the excess shall be paid to the Contractor. If the remaining balance is less than the expense of finishing the Work, the Contractor shall pay the difference to the Owner.

3. Prior to starting any work in the building, Contractor, at its sole expense, should have a current Policy of Public Liability Insurance naming (Owner) 250 East Broad Street Property, LLC, and the tenant if applicable and CB Richard Ellis as additionally insured, on file with the Management Office. Policy will insure against loss, injury, death or damage of persons or property, including the premises and the building arising out of such Work, with the limits of not less than $1,000,000 per occurrence for bodily injury and $1,000,000 per occurrence for property damage. Building Management based on the nature of the Work being performed may increase said amount. Also, Contractor must keep current insurance certificates on all Sub-contractors. Any Contractor/Sub-contractor performing work found not to have current insurance will be immediately ordered off the premises.

4. Contractors working in or about the property must have prior written approval from the Building Management before any type of Work may commence. A list of subcontractors must be filed with Building Management and proper notice will be given to the building engineers before construction begins. Any persons not on the approved Contractor list will be denied access to the property — no exceptions. This list will include phone numbers and contacts for each Contractor/Sub-contractor, including home and emergency telephone numbers.

5. An initial walk through of the job will be conducted prior to construction. The Contractor’s superintendent, the building engineer and security will review rules and regulations, as well as check for existing conditions of the premises.

6. Prior to the commencement of Work, the Contractor shall provide Building Management with a projected schedule showing the major items of Work with the dates of their start and finish with significant milestones for Management to inspect. A projected date of final completion shall also be included. This date shall be the time when all trades have completed their Work, the suite has been Certified by the City as ready for occupancy, and the job is ready to be turned over to the tenant or Building Management.

7. All Contractors must be licensed in the state in which the Work is performed, and have work experience in commercial properties. Written documentation/certification and previous job references are required prior to the commencement of any type of Work.

8. Where applicable, permits must be obtained from the City Building Department or other governing agency prior to the commencement of Work. Permits must be posted at the job site in accordance to the governing body. All construction Work will require a permit. An officer of 250 East Broad Street Property must approve any exceptions in writing. Approval of drawings, details, schedules, etc., by the Building Management shall not relieve the Contractor from the responsibility for compliance with local, county, state or federal laws, rules, ordinances, or Rules and Regulations of commissions, boards, or other authorities having jurisdiction.

9. All Contractors shall keep the premises and improvements free and clear of all liens arising out of or claimed by reason of any Work performed, materials furnished or obligations incurred. The Contractor is responsible for the payment of all bills for labor and materials furnished by, or to the Sub-Contractors and himself on this project, and the Contractor will also deliver to the Owner a Waiver of Liens from himself and each if his Sub-Contractors, if any, and at such time he will certify that he is submitting such lien waivers for all Sub-Contractors involved.

10. No one shall be allowed to endanger the buildings, its premises or its occupants in any manner whatsoever. If such a situation occurs, the Contractor, Sub-Contractor, supplier, etc. shall immediately take steps to correct and eliminate the hazardous condition. In the event that the Contractor’s personnel fail to perform in a satisfactory manner, the Building Management reserves the right to immediately take steps to remedy the hazard at the Contractor’s expense.

11. It is imperative that good business/professional conduct be maintained by all Contractors’ personnel while they are on the property and that they are properly dressed for the environment they are working in and the job being done. Contractor shall not employ any unfit person or anyone not skilled in the task assigned to him. Respect must be shown to the building tenants at the Midland Building at all times. Rude and obscene behavior, including foul and abusive language, will not be tolerated. Offenders will be asked to remove themselves from the premises and shall not be permitted to return.

12. Contractor is not permitted to post any sign on the job site advertising the name of the Contractor or Sub-Contractor.

13. All Contractors’ personnel will enter and exit through a designated entrance and possibly a designated freight elevator. Use of building main floor, lobbies, or elevator lobbies is prohibited for storing material even on a temporary basis. Specific building moving and freight policies are established and must be reviewed with Building Management. Where applicable such freight policies may include fines for breaking such policies.

14. The Building Management prior to the commencement of the project must approve hours in which the Work will commence and end each day. No variation to the agreed upon hours will be permitted unless authorization is obtained from the Building Management. The Contractor’s Rules and Regulations as stated herein will further limit hours. Building Management must be notified of “after hours” Work in advance. (See Security Access Instructions for details) “After hours” work is defined to be before 7:00 a.m. and after 6:30 p.m. All Contractors working over the weekend and after the normal hours shall provide the Management Office a list of workers prior to the worker being on site or they will be denied access. The list should also include an estimated time the Contractors will be working, the location of the work to be done and a 24-hour emergency contact for the Supervisor of the Work.

15. All deliveries are to be accepted, moved and delivered to the contracted suite prior to 7:00 a.m., stocking will not be allowed during business hours. When accepting deliveries, Masonite must be laid to protect floor finishes. It is the Contractor’s responsibility to keep public areas clean at all times.

16. All construction waste and debris shall be removed between the hours of 6:30 p.m. to 7:00 a.m. No construction waste or debris may be placed in the building dumpster /compactor. The Contractor will provide for removal of waste and debris from the building at his own expense. If a dumpster is required (space allowing), the location shall be authorized by the Building Management and will meet the Management’s standard relating to safety and aesthetics daily. It will be the responsibility of the Contractor to keep the area around the container neat and orderly daily. It will be important to assure that a trail of debris in not left between the Work area and refuse container.

17. Construction personnel shall at all times maintain the highest level of project cleanliness. All construction debris shall be removed through the service elevator or stairs on a daily basis and shall never be allowed to produce a fire hazard. In the event that the Contractor fails or refuses to keep the demised premises free of accumulated waste, the Management Office reserves the right to enter said premises and remove the debris at the Contractor’s expense. In addition, all public areas, i.e., corridors, Restrooms, janitor’s closets, etc. shall be maintained and kept free of construction debris, dust, etc.

Specific Restrooms will be designated for Contractor use. Anyone found using Restrooms other than specified, or janitorial closets will be subject to dismissal. No one is permitted to use the janitorial closets without Management’s permission. Upon completion of each tenant improvement, the Contractor will be responsible for restoring the facility to its original state. All carpeted corridors will be protected by carpet mask (Polytech brand only) flush with the base, from the point of entry to the job site to the Restroom. Walk-off mats will be placed at all locations where Contractors enter public areas of the building. These walk-off mats will be maintained and cleaned daily, or more frequently if required, so that construction material is not transferred unto any other areas of the building. Any flammable or hazardous materials (i.e., paint) may only be stored on premises with permission of the Management Office who shall designate an area for such storage.

18. Pre-filters shall be installed over all induction unit openings on floors under construction. If building filters or equipment require replacement or cleaning due to construction dust, the Contractor will be charged.

19. The Contractor should cover air transfers when working next to tenanted space to control the transmission of dust and dirt. Covering must be removed at the completion of daily construction. Keep all tenant entrance and exit doors closed to restrict the movement of dust or dirt. Close off temporary openings with polyurethane. Due to local fire codes, no openings may be made on a tenanted floor to the corridor unless the door will remain closed, unless materials are being delivered. All HVAC filters in fan rooms shall also be delivered in operable condition at time of completion (thus a temporary filter should be added to the existing filter).

20. Electrical Panels must be closed up at the end of each working day. (Interior panels can be covered or barricaded). Doors to all electrical rooms must remain locked when not occupied or protected by barrier. No storage is allowed in the electrical room. DO NOT TAPE OVER LOCKS TO LEAVE DOOR OPEN OR USE ANY MECHANICAL DEVICE TO PROP OPEN. REPEATED VIOLATIONS WILL BE FINED $150.00 PER EVENT.

21. Any and all safety equipment, such as traffic control, flagmen, barricades, rigging, fire extinguishers, first aid supplies, etc., as may be necessary or required by any agency having jurisdiction, shall be the sole responsibility of and at the expense of Contractor. It is the responsibility of the Contractor to protect all individuals surrounding the Work area. All liability shall be the responsibility of the Contractor. Contractor/Sub-contractor shall inaugurate and maintain an accident prevention program and an employee safety-training program. Proof of compliance may be requested by building management. All employees on the job, regardless of whose direct payroll they are on, shall be required to respond to safety instructions from the Contractor’s supervision. Persons who do not respond shall be removed from the job.

22. All Contractors are to take precautions to prevent the accidental tripping of the fire alarm system. The smoke detectors must be covered during working hours and uncovered at the end of the working day.

False alarms shall be fines at First offense: $200

Second offense:	$300
Third offense:	$500

23. No gasoline operated devices, i.e., concrete saws, coring machines, welding machines, etc., shall be permitted within the building premises. All work requiring such devices shall be by means of electrically operated substitutes.

24. All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be removed from the building.

25. Please contact the Management Office to schedule work on the following building systems: 24- hours in advance (Any disruption of services will be scheduled at the Management Office’s discretion.)

a. Domestic water.

b. Fire alarm or speaker.

c.	Electrical tie-ins to base building or the addition of equipment to any are other than the tenant suite except sub panels located within the tenant premises.

d. Sprinkler system.

e. Any work that will take place outside the demised tenant space.

f. Any tie-ins that may affect other tenant spaces.

Note: If a utility or building alarm is turned off for Contractor’s work, Contractor must notify the Management Office upon completion so the system can be turned back on as soon as possible.

26. Construction personnel are not permitted to block open stairway doors. These doors provide the fire protection required by code. Continued violation of this provision shall be subject to a $ 150 fine. Janitorial doors shall be kept closed at all times on occupied tenant floors.

27. No graffiti or vandalism will be tolerated. Any individual caught in the act shall be immediately removed from the premises and will not be allowed to return. In addition, all repairs will be at the Contractor’s expense.

28. No tobacco smoking or chewing will be permitted in the building. No radios or other sound producing equipment will be permitted in the building.

29. Since Work will occur while other businesses in the building are operating, noise is a major consideration. Therefore, excessive noise, which may disturb tenants, will force us to halt Work temporarily. No hammer drilling, core drilling or any tenant disturbances will be allowed between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday. It is the responsibility of the Contractor to instruct all construction personnel that noise will be minimized at all times. The Building Management shall determine acceptable noise level.

30.	Wet paint sign must be posted in all public areas when appropriate.

31. The odors, which arise when various construction procedures are done, can cause discomfort to the tenants of the building. Examples of these odor concerns are carpet adhesive, wallpaper sizing, wood stains and finishes and painting. These activities which sometimes produce odor problems for tenants in the building will be done during evening non-business hours, as approved by the Building Manager. Also, the engineering staff should be alerted to arrange for added ventilation.

32. Contractor shall provide temporary electrical devices within the demised premises for their Sub-contractor’s use. Contractor will not be permitted to run extension cords through public space on occupied floors or through occupied tenant spaces.

33. The Contractor shall use reasonable measures to minimize energy consumption in the construction area when possible. The Building shall pay for normal electrical consumption during the construction process. All lights and equipment must be extinguished at the end of the Contractor’s business day. In the event that the Contractor continues to leave lights and equipment on during off-hours, the Management Office reserves the right to receive just compensation for excessive electrical consumption.

34. Contractor/Sub-contractor may park in designated spaces only. Any vehicles found in unauthorized spaces will be subject to posted parking rates. Specific instructions should be obtained from each Building Management.

35. No work is to be performed, nor materials stored in any area other than suite under construction without prior written authorization. No staging of trucks or materials will be allowed in areas that may affect traffic flow to the adjoining properties.

36.	Rubber wheels are required on all vehicles transporting materials in the Building.

37. All equipment and material will be designed and attached for seismic loading in accordance with governmental agencies having jurisdiction over the work.

38. The following briefly describes the standard billing provisions, unless specified otherwise, the following format will be followed:

a.	Contractor shall submit, within five (5) calendar days of execution of this agreement, a schedule of values for contractor work broken down by trade, quantity of items and subcontractor.

b.	Contractor shall, once a month, submit a copy of the payment request accompanied by unconditional lien releases from the general contractor and all subcontractors who have previously filed preliminary notices with an acceptance letter of completed work from General Contractor. A copy of the schedule of values must support each request.

By executing this Agreement, the Contractor represents that he has or will, prior to commencement of Work, determine and verify all field measurements, field construction criteria, materials, catalogue numbers and similar data and that he has checked and coordinated all drawings, specifications, etc.

The Contractor accepts and is willing to perform all Work in a workmanlike manner and in accordance with standard practice. Any extra cost based on drawings or changes shall be brought to the attention of Building Management in writing and if not mentioned, it will be assumed that no extra cost is involved for making a change, deviation or omission from the original drawings, details or specifications.

The undersigned acknowledges receipt and acceptance of the Contractor’s Rules and Regulations as stated. The undersigned will take full responsibility for;

1.	Communicating Rules and Regulations to all Contractor’s personnel and Sub-contractors;

2. Enforcing Rules and Regulations in regards to employees of Contractor and Sub-contractors.

EXHIBIT [C]

CLEANING SPECIFICATIONS

1. TENANTED AREAS

Nightly

Carpeted Areas- All carpeted floors will be vacuumed daily, moving all light furniture. All furniture will be replaced to its original position. Vacuum under all desks and large furniture, where possible.

Uncarpeted Floors- All hard-surfaced floors will be dust mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Mop under desks and large furniture where possible. Spot clean where necessary to remove spills and smudges and spray buff as necessary.

Dusting- Hand dust and wipe clean with a damp or treated cloth all office furniture, files, fixtures, paneling, window sills, and all other horizontal surfaces nightly. No feather dusters allowed.

Furniture and Accessories- Spot clean all furniture and file cabinets to remove streaks, spills, stains and finger marks. Damp dust telephone accessories as necessary. Empty, clean and damp dust all waste receptacles, replacing liners where necessary. Wash waste receptacles as necessary. Wash blackboards and chalk trays. Glass furniture tops to be damp wiped and polished nightly.

Doors and Walls- All doors, jambs, walls, window mullions and glass partitions to be cleaned removing all finger marks, streaks, spills, stains and smudges, paying particular attention to walls around switch plates and door jambs.

Trash Removal- All trash from wastebaskets, ashtrays and other debris will be removed from the premises nightly. Plastic bags to be installed in wastebaskets as required.

Weekly

Carpeted Floors- All carpeted floors will be edged with a small broom or edging tool paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth.

Dusting- Wipe with treated dust cloth all chair legs and rungs, furniture legs and other areas of furniture and accessories not dusted during nightly dusting. No feather dusters will be allowed.

Monthly

Uncarpeted Floors- All hard-surfaced floors will be spray buffed with an electric rotary buffing machine. All finish marks will be removed from baseboards, doors and frames.

High Dusting- All horizontal surfaces and ledges, such as picture frames, etc., ceiling air diffuser grills, lights, etc., that are beyond the reach of normal nightly dusting will be dusted monthly, using a treated dust cloth. No feather dusters will be allowed.

Glass Partitions and Doors- All glass doors and partitions will be thoroughly washed, dried and polished, leaving a uniformly clean and bright condition. All watermarks will be wiped from adjoining surfaces.

2. RESTROOMS

Nightly

Floors and Tiles- Floors will be swept clean and wet-mopped, using a germicidal detergent approved by Owner. The floors will then be mopped dry and all watermarks and stains wiped from walls and metal partition bases. Special care shall be taken to remove any mop threads that become caught in partitions/ receptacles.

Metal Fixtures-Wash and polish all mirrors, powder shelves, bright-work (including exposed piping below wash basins) towel dispensers, receptacles and any other metal accessories. Mirrors will be cleaned and polished. Contractor shall use a non-abrasive, non-acidic material to avoid damage to metal fixtures and Formica sink tops.

Ceramic Fixtures- Scour, wash and disinfect all basins, including faucets handles, bowls and urinals with non-abrasive cleaner to remove all stains, including tile walls near urinals. Special care must be taken to inspect and clean areas of difficult access, such as underside toilet bowl rings and urinals to prevent build up of calcium and iron oxide deposits. Wash both sides of toilet seats with germicidal solution to disinfect and wipe dry. Toilet seats to be left in an upright position. Flush all urinals and water closets and report to management any leaks and/or stoppage the next morning.

Metal Partitions and Walls- Partitions, tile walls and outside surfaces of all dispensers/ receptacles to be damp wiped using germicidal solution. All surfaces to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops. Disinfect all restroom handles, door handles, stall handles, grab bars, flush handles and faucet handles.

General-It is the intention of this specification to keep lavatories thoroughly clean and not to use disinfectant to mask odors. Odorless disinfectants shall be used. Remove all waste paper and refuse including soiled sanitary napkins, to designated area of the building and dispose of same. Waste paper and sanitary napkin receptacles to be emptied, sanitized and new liners installed. Fill toilet tissue holders, seat cover containers, soap, and hand lotion dispensers, towel dispensers, sanitary napkin vending dispensers and maintain the operation of same.

Weekly

Floors- All restroom floors will be machine scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clear water and dried. All water marks will be removed from walls, partitions and fixtures. If directed by Owner, an approved floor finish will be applied and buffed.

Floor Drains- Clean, disinfect and fill with water at least weekly

Monthly

Metal Partitions and Walls- Partitions, tile walls and outside surfaces of all dispensers/ receptacles to be thoroughly washed using germicidal solution. All surfaces to be wiped dry so that all wipe marks are removed and surface has uniformly bright appearance.

Ceiling Grills and Light Fixtures- All louvers, ventilating grills and light lenses to be vacuumed monthly.

EXHIBIT [D]

RULES AND REGULATIONS

1. Tenant shall not exhibit, sell, or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises without the advance written consent of the Landlord, which consent shall not be unreasonably withheld.

2. Tenant shall not allow smoking by its employees, agents, customers, invitees or others within the Premises or the Building, including the Common Areas other than a designated area provided by Landlord.

3. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions, and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance, or governmental regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or Real Property or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building or Real Property as a high quality office building, or which will impair or interfere with any of the services performed by Landlord for the Real Property and Building.

4. Tenant shall not display, inscribe, print, paint, maintain, or affix on any place in or about the Building or in the Real Property any notice, legend, direction, figure, or advertisement, except on the doors of the Premises and on the Directory Board, and then only such name(s) and matter, and in such color, size, place, and materials as shall first have been approved by the Landlord, which approval shall not be unreasonably withheld. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord and revocable at will by written notice to Tenant.

5. No additional locks or similar devices shall be attached to any door or window without Landlord’s prior written consent, which consent shall not be unreasonably withheld. All keys must be returned to the Landlord at the expiration or termination of this Lease.

6. Tenant shall not make any structural alterations, improvements, or additions to the Premises without the Landlord’s advance written consent in each and every instance which consent shall not be unreasonably withheld. In the event Tenant desires to make any alterations, improvements, or additions, Tenant shall first submit to Landlord plans and specifications thereof and obtain Landlord’s written approval thereof prior to commencing any such work. All alterations, improvements, or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord’s property and shall remain upon the Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant’s movable office furniture, trade fixtures, office and professional equipment), unless Landlord requires Tenant to remove such items which must be removed at Tenant’s cost by no later than the earlier of the termination or expiration of this Lease and such items shall be removed without damage to the Landlord’s property. Any damage caused by or resulting from the removal of Tenant’s office furniture, trade fixtures, and office and professional equipment, or alterations, improvements, or additions removed at Landlord’s request, may be repaired by the Landlord at Tenant’s cost and expense.

7. All persons entering or leaving the Building after hours on Monday through Friday or at any time on Saturdays, Sundays or holidays may be required to do so under such regulations as the Landlord may reasonably impose. The Landlord may exclude or expel any peddler.

8. Unless Landlord gives advance written consent, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, except microwave, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable fluids such as gasoline, kerosene, naphtha and benzene, or any explosives, radioactive materials, or other articles deemed extra hazardous to life, limb or property. Tenant shall not use the Premises for any illegal or immoral purpose. Landlord consents to a small refrigerator and ice machine for the tenant kitchen.

9. Tenant shall cooperate fully with Landlord to assure the effective operation of the Building’s heating and air conditioning system.

10. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the employees of contractors doing work or performing services by or on behalf of the Landlord.

11. The halls, passages, exits, and entrances shall not be obstructed by Tenant or used for any purpose other than for ingress or egress from its Premises. The roof is not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto.

12. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals be brought in our kept in or about the Premises.

13. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave the Building, and that all electricity shall likewise be carefully shut off so as to prevent waste or damage. Tenant agrees that the Premises are to be used for office purposes only in connection with Tenant’s business and for no other purpose whatsoever without the advance express written consent of Landlord, which consent shall not be unreasonably withheld.

14. Landlord will not be responsible for any loss, theft or disappearance of personal property, equipment, money or jewelry from the leased premises for any cause whatsoever.

15. Landlord desires to maintain the Premises in a first class condition. Landlord reserves the right to amend, add to or modify these Rules and Regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the leased premises and the Building. If Tenant breaches any of these Rules and Regulations (or any amendments, additions or modifications thereto), such breach shall be considered a default under the Lease.

These Rules and Regulations (and any additions or modifications) are intended to supplement the terms and provisions of the Lease and shall be applied and interpreted in a manner which is consistent with the terms and provisions of the Lease. In the event of a conflict between the Lease and these Rules and Regulations (or any amendments, additions or modifications thereto), the Lease will govern.

(End of Rules and Regulations)

EXHIBIT [E]

FORM OF TENANT ESTOPPEL CERTIFICATE

DATED:______________________

Re:	Lease Dated:
Landlord: 250 East Broad Street Properties, LLC
Tenant:
Premises:

at The Midland Building, Columbus, Ohio

The undersigned as Tenant under the Lease aforesaid, hereby acknowledges for the benefit of      , which has or is about to make a loan to the Landlord aforesaid, part of the security for which will be a mortgage covering the Premises aforesaid and an assignment of Landlord’s interest in said Lease, the truth and accuracy of the following statements pertaining to said Lease.

1. Tenant has accepted and is in full possession of the Premises.

2. The term of the Lease commenced on      and the Lease is in full force and effect.

3. Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

4. All improvements, additions and alterations required to be made by Landlord with respect to the Premises have been fully completed by Landlord and are acceptable to Tenant except for      .

5. Tenant is paying the full rent stipulated in the Lease and there are no offsets, defenses or claims on the part of Tenant with respect thereto.

6. The fixed annual rent under the Lease is $     and no moneys have been paid to Landlord in advance of the due date set forth in the Lease, except            .

7. Landlord has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

8. There have been no modifications or amendments to the Lease except as follows:      .

A true and complete copy of the Lease (together with all amendments if any aforementioned) is attached hereto and hereby made a part hereof.

9. Tenant acknowledges that      assumes no liability for its security deposits, if any, or for sums escrowed with the Landlord for taxes in the event that      acquires the building in which the Premises are located by foreclosure or by transfer of title in lieu of foreclosure.

10. Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or of the rents payable by Tenant thereunder.

Dated:	TENANT:
By:
Address to which notices are to be sent if other than the Premises: